UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   November 9, 2022

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

On November 9, 2022, the Board of Directors (the “Board”) of Frontier Communications Parent, Inc. (“Frontier” or the “Company”) adopted amendments (the “Amendments”) to its Amended and Restated Bylaws (as amended, the “Bylaws”) effective immediately.

The Amendments, among other things:
•
enhance procedural mechanics and disclosure requirements of the advance notice provisions of the Bylaws, in light of the SEC’s new “universal” proxy rules, including by adding a requirement that a stockholder seeking to nominate director(s) at an annual meeting (i) include a representation that such stockholder intends to solicit proxies in accordance with, and otherwise comply with, Rule 14a-19, and (ii) provide reasonable documentary evidence that such stockholder has complied with such representations, not less than five business days prior to the meeting or any adjournment or postponement thereof (Sec. 3.2);

•
clarify that, if the Board or the chairman of the stockholder meeting determines that a stockholder has failed to comply with representations made pursuant to the advance notice provisions, such stockholder’s director nomination shall be deemed defective and disregarded, and that proxies received for disqualified or withdrawn nominees, and any votes for such disqualified or withdrawn nominees, will be treated as abstentions (Sec. 3.2 and Sec. 2.5);

•	clarify how votes of stockholders are treated by the Company for purposes of establishing a quorum in the event proxies for disqualified or withdrawn nominees for the Board are received (Sec. 2.4);
•	reflect updates to requirements about stockholder lists at stockholder meetings, consistent with recent amendments to the Delaware General Corporation Law (Sec. 2.5); and
•	reflect that the lead independent director, if any, may act as chairperson of meetings of the Board in certain circumstances (Sec.4.6).

The foregoing general description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 8.01	Other Events

On November 9, 2022, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved certain changes to the Board’s leadership structure and Committee composition as follows:

•
Lead Independent Director:  The Board determined to establish the role of Lead Independent Director, reflecting Frontier’s maturing operational and governance framework. Among other things, the Lead Independent Director will lead executive sessions of the independent Directors and serve as a liaison between the Executive Chairman, the CEO, the independent Directors, and, as necessary, stockholders and other stakeholders. The Board appointed Kevin Beebe to serve as Lead Independent Director.

•	Operations Committee Disbanded: The Operations Committee was disbanded and its oversight duties delegated to other Committees and the full Board, as deemed appropriate.

•
Modified Board Committee Composition:  The members of the Audit Committee are Peggy Smyth (Chair), Lisa Chang, Pam Coe, Steve Pusey and Prat Vemana; the members of the Compensation and Human Capital Committee are Pam Coe (Chair), Kevin Beebe, Lisa Chang, Peggy Smyth and Maryann Turcke; and the members of the Nominating and Corporate Governance Committee are Maryann Turcke (Chair), Kevin Beebe, Steve Pusey and Prat Vemana.  The Chair of each standing Committee remains unchanged.

The Board approved related modifications to Frontier’s Corporate Governance Guidelines and Code of Ethics   These corporate governance documents and information regarding Frontier’s Board of Directors and Committees thereof are available under the “Governance” tab of the investor relations page on Frontier’s website.  Information on Frontier’s website is not, and shall not be deemed to be, incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated ByLaws of Frontier Communications Parent, Inc., dated November 9, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: November 14, 2022	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal and Regulatory Officer